Exhibit 10.2

Confidential

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN EXCLUDED BECAUSE SUCH INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. EXCLUDED INFORMATION IS MARKED AS [***] BELOW.

LOCK-UP AND SUPPORT AGREEMENT

LOCK-UP AND SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of June 24, 2024, by and among Nidar Infrastructure Limited, a Cayman Islands exempted company (the “Company”), Cartica Acquisition Corp, a Cayman Islands exempted company (“SPAC”), Vista Holdings Limited, a company incorporated under the Laws of the British Virgin Islands (“Vista Holdings”) and Sunil Gupta, an individual (“Gupta”, and together with Vista Holdings, the “Company Shareholders”).

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed thereto in the Agreement and Plan of Merger (the “Merger Agreement”) entered into by and among the Company, Yotta Data and Cloud Limited, a Cayman Islands exempted company and wholly owned subsidiary of the Company (“Merger Sub”), and SPAC, pursuant to which, among other things, (a) Merger Sub will be merged with and into SPAC (the “First Merger”), with SPAC surviving the First Merger as a direct, wholly owned subsidiary of the Company, and (b) immediately following the consummation of the First Merger and as part of the same overall transaction, SPAC will be merged with and into the Company (the “Second Merger” and together with the First Merger, the “Mergers”), with the Company surviving the Second Merger;

WHEREAS, as of the date of this Agreement, Vista Holdings is the sole legal and beneficial owner of 1,000 Pre-Split Shares (the “Vista Shares”) and Gupta is the sole legal and beneficial owner of 112 Pre-Split Shares (the “Gupta Shares” and together with the Vista Shares and any other Pre-Split Shares (or any securities convertible into or exercisable or exchangeable for Pre-Split Shares) acquired by the Company Shareholders after the date of this Agreement and prior to the Closing, the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Company and SPAC have requested that the Company Shareholders enter into this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Article I
Representations and Warranties of the Company Shareholders

Each Company Shareholder hereby represents and warrants to the Company and SPAC as follows:

1.1            Corporate Organization. Such Company Shareholder, if an entity, has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. Such Company Shareholder, if an entity, is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified.

1.2            Due Authorization. Such Company Shareholder, if an entity, has all requisite corporate power and authority, and if an individual, has full legal capacity, right and authority, to execute and deliver this Agreement and each other Transaction Agreement to which such Company Shareholder is or will be a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. If such Company Shareholder is an entity, the execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the Transactions have been duly and validly authorized and no other corporate or equivalent proceeding on the part of such Company Shareholder is necessary to authorize this Agreement or any other Transaction Agreements or such Company Shareholder’s performance hereunder or thereunder. This Agreement has been, and each such other Transaction Agreement has been or will be (when executed and delivered by such Company Shareholder), duly and validly executed and delivered by such Company Shareholder and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such other Transaction Agreement constitutes or will constitute, a valid and binding obligation of such Company Shareholder, enforceable against such Company Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

1.3            Governmental Approvals. No notice to, action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of such Company Shareholder with respect to such Company Shareholder’s execution, delivery and performance of this Agreement and the other Transaction Agreements to which it is or will be a party and the consummation of the Transactions, except for (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

1.4            No Conflict. The execution, delivery and performance of this Agreement and any other Transaction Agreement to which such Company Shareholder is or will be a party, and the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of the Organizational Documents of Vista Holdings (b) contravene or conflict with or constitute a violation of any provision of any Law, Permit or Governmental Order binding on or applicable to such Company Shareholder, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, give rise to any obligation to make payments or provide compensation under, result in the termination or acceleration of, a right of termination, cancellation, modification, or acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which such Company Shareholder is a party, (d) result in the creation of any Lien upon any of the properties or assets of such Company Shareholder, (e) give rise to any obligation to obtain any third party consent or to provide any notice to any Person under any Contract to which such Company Shareholder is a party or (f) give any Person the right to declare a default, exercise any remedy or claim, or cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions for any Contract to which such Company Shareholder is a party, except, in the case of each of clauses (b) through (f), that would not prevent, impede or, in any material respect, delay or adversely affect the performance by such Company Shareholder of its obligations under this Agreement.

1.5            Subject Shares. Such Company Shareholder is the sole legal and beneficial owner of such Company Shareholder’s Subject Shares, and all such Subject Shares are owned by such Company Shareholder free and clear of all liens or encumbrances, other than liens or encumbrances pursuant to this Agreement, the Merger Agreement or applicable federal or state securities laws. Such Company Shareholder does not legally or beneficially own any shares of the Company other than such Company Shareholder’s Subject Shares. Such Company Shareholder has the sole right to vote such Company Shareholder’s Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares, except as contemplated by this Agreement.

1.6            Merger Agreement. Such Company Shareholder understands and acknowledges that the Company and SPAC are entering into the Merger Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Such Company Shareholder has received a copy of the Merger Agreement and are familiar with the provisions of the Merger Agreement.

Article II
Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Company Shareholders and the Company as follows:

2.1            Corporate Organization. SPAC is an exempted company duly incorporated, is validly existing and is in good standing under, the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. SPAC is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified.

2.2            Due Authorization. SPAC has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is or will be a party and (subject to the consents, approvals, authorizations and other requirements described in Section 5.05 of the Merger Agreement and obtaining the SPAC Shareholder Approval) to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the Transactions have been duly authorized by the SPAC Board and, other than the consents, approvals, authorizations and other requirements described in Section 5.05 of the Merger Agreement and obtaining the SPAC Shareholder Approval, no other corporate proceeding on the part of SPAC is necessary to authorize this Agreement or any other Transaction Agreements or SPAC’s performance hereunder or thereunder. This Agreement has been, and each such other Transaction Agreement has been or will be (when executed and delivered by SPAC), duly and validly executed and delivered by SPAC and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such other Transaction Agreement constitutes or will constitute, a valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, subject to the Enforceability Exceptions.

2.3            No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.05 of the Merger Agreement and obtaining the SPAC Shareholder Approval, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which SPAC is or will be a party, and the consummation of the Transactions do not and will not (a) conflict with or violate any provision of, or result in the breach of SPAC’s Organizational Documents, (b) contravene or conflict with or constitute a violation of any provision of any Law, Permit or Governmental Order binding on or applicable to SPAC, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, give rise to any obligation to make payments or provide compensation under, result in the termination or acceleration of, a right of termination, cancellation, modification, or acceleration or amendment under, accelerate the performance required by, any of the terms, conditions or provisions of any Contract to which SPAC is a party, (d) result in the creation of any Lien upon any of the properties or assets of SPAC (including the Trust Account), (e) give rise to any obligation to obtain any third party consent or to provide any notice to any Person under any Contract to which SPAC is a party or (f) give any Person the right to declare a default, exercise any remedy or claim, or cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions for any Contract to which SPAC is a party, except, in the case of each of clauses (b) through (f), that would not prevent, impede or, in any material respect, delay or adversely affect the performance by SPAC of its obligations under this Agreement.

Article III
Representations and Warranties of the Company

The Company hereby represents and warrants to the Company Shareholders and SPAC as follows:

3.1            Corporate Organization. The Company is an exempted company duly registered by way of continuation, is validly existing and in good standing under the Laws of the Cayman Islands and has the requisite corporate power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted. The Company is duly licensed or qualified and in good standing (where such concept is applicable) as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified.

3.2            Due Authorization. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it will be a party and (subject to the consents, approvals, authorizations and other requirements described in Section 4.05 of the Merger Agreement) to perform all obligations to be performed by it hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the Transactions have been duly authorized by the Company Board and, other than the consents, approvals, authorizations and other requirements described in Section 4.05 of the Merger Agreement, no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or any other Transaction Agreements or the Company’s performance hereunder or thereunder. This Agreement has been, and each such other Transaction Agreement has been or will be (when executed and delivered by Company), duly and validly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such other Transaction Agreement constitutes and will constitute, a valid and binding obligation of the Company, in accordance with its terms, subject to the Enforceability Exceptions.

3.3            No Conflict. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.05 of the Merger Agreement, the execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements to which it is or will be a party and the consummation by the Company of the Transactions do not and will not (a) contravene, breach or conflict with the Organizational Documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law, Permit or Governmental Order binding upon or applicable to the Company or any of its assets or properties, or (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default under, give rise to any obligation to make payments or provide compensation under, result in the termination or acceleration of, result in a right of termination, cancellation, modification, acceleration or amendment under, or accelerate the performance required by, any of the terms, conditions or provisions of any Contract, (d) result in the creation or imposition of any Lien on any asset or property of the Company (other than Permitted Liens) or on any Equity Security of the Company (other than any Liens arising under applicable Securities Laws), (e) give rise to any obligation to obtain any third party consent or to provide any notice to any Person or (f) give any Person the right to declare a default, exercise any remedy, claim, rebate, chargeback, penalty or change in delivery schedules, accelerate the maturity or performance of or cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions for any Contract to which the Company is a party, except, in the case of each of clauses (b) through (f), that would not prevent, impede or, in any material respect, delay or adversely affect the performance by the Company of its obligations under this Agreement.

Article IV
Agreement to Vote; Certain Other Covenants of the Company Shareholders

Each Company Shareholder covenants and agrees during the period starting from the date hereof until the earlier of (1) the Closing and (2) the termination of the Merger Agreement in accordance with its terms (the “Exclusivity Period”) as follows:

4.1            Agreement to Vote.

(a)            Against Other Transactions. At any meeting of shareholders of the Company or at any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company or in any other circumstances upon which such Company Shareholder’s vote, consent or other approval is sought, such Company Shareholder shall (i) attend any such meeting of shareholders (in person or by proxy) or otherwise cause the Subject Shares to be counted as present thereat for the purposes of determining whether a quorum is present and (ii) vote (or cause to be voted) the Subject Shares against (including by withholding its class consent and/or written consent, if applicable) (w) other than in connection with the Transactions, any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Mergers), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any public offering of any equity securities of the Company, any of its Subsidiaries, or, in case of a public offering only, a newly-formed holding company of the Company or such Subsidiaries, (x) any offer or proposal relating to an Alternative Transaction Proposal, (y) other than any amendment to the Organizational Documents of the Company in furtherance of Section 2.01 of the Merger Agreement, any amendment of the Organizational Documents of the Company or other proposal or transaction involving the Company or any of its Subsidiaries and (z) any proposal or effort to revoke (in whole or in part) any approval set forth in the Company Shareholder Written Resolution, which, in each of cases (w) and (y) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by the Company of, or prevent or nullify any provision of the Merger Agreement or any other Transaction Agreement, the Mergers or any other Transaction or change in any manner the voting rights of any class of the Company’s share capital.

(b)            Revoke Other Proxies. Such Company Shareholder represents and warrants that any proxies or powers of attorney heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies or powers of attorney have been or are hereby revoked, other than the voting and other arrangements under the Organizational Documents of Company.

(c)            Irrevocable Proxy and Power of Attorney. Such Company Shareholder hereby unconditionally and irrevocably grants to, and appoints, SPAC and any individual designated in writing by SPAC, and each of them individually, as such Company Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Company Shareholder, to vote the Subject Shares, or grant a written resolution or consent in respect of the Subject Shares, in a manner consistent with Section 4.1(a). Such Company Shareholder understands and acknowledges that SPAC is entering into the Merger Agreement in reliance upon such Company Shareholder’s execution and delivery of this Agreement. Such Company Shareholder hereby affirms that the irrevocable proxy and power of attorney set forth in this Section 4.1(d) are given in connection with the execution of the Merger Agreement, and that such irrevocable proxy and power of attorney are given to secure the performance of the duties of such Company Shareholder under this Agreement. Such Company Shareholder hereby further affirms that the irrevocable proxy and power of attorney are given to secure a proprietary interest and may under no circumstances be revoked. Such Company Shareholder hereby ratifies and confirms all that such irrevocable proxy and power of attorney may lawfully do or cause to be done by virtue hereof. SUCH IRREVOCABLE PROXY AND POWER OF ATTORNEY ARE EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF THE POWERS OF ATTORNEY ACT OF THE CAYMAN ISLANDS. The irrevocable proxy and power of attorney granted hereunder shall only terminate upon the termination of this Agreement.

4.2            No Transfer. During the Exclusivity Period, other than (x) upon the consent of the Company and SPAC or (y) to an Affiliate of such Company Shareholder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to the Company and SPAC, agreeing to be bound by this Agreement to the same extent as such Company Shareholder was with respect to such transferred Subject Shares), such Company Shareholder shall not, directly or indirectly, (a) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Subject Share, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”), other than pursuant to the First Merger, (b) grant any proxies or powers of attorney or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement, the Merger Agreement or any other Transaction Agreements, or the voting and other arrangements under the Organizational Documents of the Company, (c) take any action that would reasonably be expected to make any representation or warranty of such Company Shareholder herein untrue or incorrect, or would reasonably be expected to have the effect of preventing or disabling such Company Shareholder from performing its obligations hereunder, or (d) commit or agree to take any of the foregoing actions. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Company Shareholder agrees with, and covenants to, the Company and SPAC that such Company Shareholder shall not request that the Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3            Waiver of Dissenters’ Rights. Each Company Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ rights under Section 238 of the Cayman Companies Law and any other similar statute in connection with the Mergers and the Merger Agreement.

4.4            New Shares. In the event that prior to the Closing (a) any Pre-Split Shares, Company Ordinary Shares or other securities of the Company are issued or otherwise distributed to a Company Shareholder pursuant to any stock dividend or distribution, or any change in any of the Pre-Split Shares, Company Ordinary Shares or other share capital of the Company by reason of any stock split-up, recapitalization, combination, exchange of shares or the like, including any shares received pursuant to the Share Split, (b) a Company Shareholder acquires legal or beneficial ownership of any Pre-Split Shares or Company Ordinary Shares after the date of this Agreement, including upon exercise of options or settlement of restricted share units or (c) a Company Shareholder acquires the right to vote or share in the voting of any Pre-Split Share or Company Ordinary Shares or other shares of the Company after the date of this Agreement (collectively, the “New Securities”), the terms “Subject Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.5            Additional Matters. Each Company Shareholder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or SPAC may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Transaction Agreements and (b) refrain from exercising any veto right, consent right or similar right (whether under the Organizational Documents of the Company, Delaware General Corporation Law or the Cayman Companies Law) which would prevent, impede or, in any material respect, delay or adversely affect the consummation of the Mergers or any other Transaction.

4.6            Confidentiality. Each Company Shareholder shall be bound by and comply with Sections 8.03(a) (Exclusivity) and 8.05(b) (Confidentiality; Publicity) of the Merger Agreement (and any relevant definitions contained in any such sections) as if (a) such Company Shareholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in Section 8.03(a) of the Merger Agreement (other than Section 8.03(a)(i) or for purposes of the definition of Alternative Transaction Proposal) and “Affiliates” contained in Section 8.05(b) of the Merger Agreement also referred to such Company Shareholder.

4.7            Consent to Disclosure. Each Company Shareholder consents to and authorizes the Company or SPAC, as applicable, to publish and disclose in all documents and schedules filed with the SEC or any other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that the Company or SPAC, as applicable, reasonably determines to be necessary or advisable in connection with the Mergers or any other transactions contemplated by the Merger Agreement or this Agreement, such Company Shareholder’s identity and ownership of such Company Shareholder’s Subject Shares, the existence of this Agreement and the nature of such Company Shareholder’s commitments and obligations under this Agreement, and such Company Shareholder acknowledges that the Company or SPAC may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. Such Company Shareholder agrees to promptly give the Company or SPAC, as applicable, any information that is in its possession that the Company or SPAC, as applicable, may reasonably request for the preparation of any such disclosure documents, and such Company Shareholder agrees to promptly notify the Company and SPAC of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Company Shareholder shall become aware that any such information shall have become false or misleading in any material respect.

4.8            Restricted Activities. Each Company Shareholder shall not revoke (in whole or in part), or seek to revoke (in whole or in part), or adopt any resolution, consent or vote that would have the effect of revoking (in whole or in part), any approval set forth in the Company Shareholder Written Resolution without the prior written consent of SPAC. Such Company Shareholder shall not adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization without the prior written consent of the Company and SPAC.

Article V

Other Agreements

5.1            Lock-Up Provisions.

(a)            Subject to the exceptions set forth herein, during the Lock-Up Period (as defined below), each Company Shareholder agrees not to, without the prior written consent of the Company Board, Transfer any Company Ordinary Shares held or beneficially owned by such Company Shareholder as of the Closing (the “Locked-Up Shares”); provided, however, if any other holder of securities of the Company enters into an agreement relating to the subject matter set forth in this Section 5.1 in connection with the Closing on terms and conditions that are less restrictive than those agreed to herein (or such terms and conditions are subsequently relaxed including as a result of a modification, waiver or amendment), then the less restrictive terms and conditions shall apply to each Company Shareholder or any permitted transferee (or any subsequent permitted transferee). The foregoing limitations shall remain in full force and effect for a period of one (1) year from and after the Closing Date (the “Lock-Up Period”).

(b)            The restrictions set forth in Section 5.1(a) (the “Lock-Up Restrictions”) shall not apply to:

(i)             in the case of an entity, Transfers to such entity’s officers, directors, any affiliates or family members of any of such entity’s officers or directors, any direct or indirect members of such entity or their affiliates, any affiliates of such entity, including to funds affiliated with Vista Holdings and to limited partners of funds affiliated with Vista Holdings or any affiliates thereof, or any employees of such affiliates;

(ii)            in the case of an individual, Transfers by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization;

(iii)           in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(iv)           in the case of an individual, pursuant to a qualified domestic relations order;

(v)            Transfers by private sales or Transfers made in connection with the Closing at prices no greater than the price at which the Locked-Up Shares were originally purchased;

(vi)           in the case of an entity, Transfers by virtue of such entity’s Organizational Documents upon liquidation or dissolution of such entity;

(vii)          Transfers to the Company for no value for cancellation in connection with the Closing;

(viii)         Transfers of any Company Ordinary Shares acquired as part of any PIPE Financing;

(ix)            pledges of any Locked-Up Shares held by such Company Shareholder to a financial institution that create a mere security interest in such Locked-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as such Company Shareholder continues to control the exercise of the voting rights of such pledged Locked-Up Shares as well as any foreclosures on such pledged Locked-Up Shares;

(x)             Transfers made after the date on which the closing price of the Company Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, share consolidations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within any thirty (30)-Trading Day period commencing at least one hundred fifty (150) days after the Closing Date;

(xi)            the establishment of a trading plan that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Locked-Up Shares shall be made by such Company Shareholder pursuant to such Trading Plan during the Lock-Up period and no public announcement or filing is voluntarily made regarding such plan during the Lock-Up Period;

(xii)           Transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Company Ordinary Shares for cash, securities or other property subsequent to the Closing Date;

(xiii)          transactions to satisfy any U.S. federal, state, or local income tax obligations of such Company Shareholder (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents the Mergers from qualifying as a “reorganization” pursuant to Section 368(a) of the Code (and the Mergers do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case, solely to the extent necessary to cover any tax liability as a result of the transaction; and

(xiv)         in the case of an individual who is a tax resident of India, any Transfer in light of Indian tax exposure they are expected to experience upon the Closing.

provided, however, that in the case of clauses (i) through (iv), (vi) and (xi) these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the Lock-Up Restrictions and shall have the same rights and benefits under this Agreement. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of an individual; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

(c)            For the avoidance of doubt, each Company Shareholder shall retain all of its rights as a shareholder of the Company during the Lock-Up Period with respect to Subject Shares it owns, including the right to vote any Locked-Up Shares.

(d)            In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Locked-Up Shares, are hereby authorized to decline to make any transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions.

Article VI
General Provisions.

6.1            Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the Company and SPAC in accordance with Section 11.02 of the Merger Agreement and to the Company Shareholders at the address set forth below (or at such other address for a party as shall be specified by like notice):

Vista Holdings Limited

c/o Trident Trust Company (BVI) Limited

Trident Chambers

Road Town

Tortola VG1110

British Virgin Islands

PO Box 146

Attn: Darshan Hiranandani

E-mail: [***]

Yotta Data Services Pvt. Ltd.

5th Floor, Scorpio House,

Hiranandani Gardens, Powai,

Mumbai – 400076

India

Attn: Sunil Gupta

E-mail: [***]

with a copy (which shall not constitute notice) to:

Allen Overy Shearman Sterling US LLP

2601 Olive Street, Suite 1700

Dallas, TX 75201

Attn: Alain Dermarkar, Robert Cardone

E-mail: alain.dermarkar@aoshearman.com; robert.cardone@aoshearman.com

6.2            Governing Law. This Agreement, and all Actions or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of New York applicable to contracts entered into and to be performed solely within such state, without regard to its conflict of laws provisions.

6.3            Miscellaneous. The provisions of Article XI (other than Section 11.06) of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

6.4            Legends. The Company shall remove, and shall cause to be removed (including by causing its transfer agent and The Depository Trust Company (as applicable) to remove), any legends, marks, stop-transfer instructions or other similar notations pertaining to the lock-up arrangements herein from the book-entries evidencing any Locked-Up Shares at the time any such share is no longer subject to the Lock-Up Restrictions (any such Locked-Up Share, a “Free Share”), and shall take all such actions (and shall cause to be taken all such actions) necessary or proper to cause the Free Shares to be consolidated under the CUSIP(s) and/or ISIN(s) applicable to the unrestricted Company Ordinary Shares or so that the Free Shares are in a like position. Any holder of a Locked-Up Share is an express third-party beneficiary of this Section 6.4 and entitled to enforce specifically the obligations of the Company set forth in this Section 6.4 directly against the Company.

6.5            Termination. This Agreement shall be effective the date hereof and shall immediately terminate upon the earlier of (x) the termination of the Merger Agreement pursuant to its terms and (y) the date on which none of the Company, SPAC or any holder of a Locked-Up Share has any rights or obligations hereunder; provided that, in the event that the Merger Agreement is not terminated pursuant to its terms prior to the Closing, Article II, Article III and Article IV (other than Section 4.3, Section 4.6 (solely with respect to Section 8.05(b) of the Merger Agreement) and Section 4.7 which shall survive indefinitely) shall terminate upon the Closing. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination. Upon the termination of this Agreement (or any portion thereof), this Article VI shall survive indefinitely.

6.6            Capacity as a Company Shareholder. Each Company Shareholder signs this Agreement solely in such Company Shareholder’s capacity as a shareholder of the Company, and not in such Company Shareholder’s capacity as a director or officer of the Company, if applicable.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

NIdar infrastructure limited

Signature:	/s/ Santosh Rao Ukhalker

Name:	Santosh Rao Ukhalker

Title:	Authorized Signatory

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

CARTICA ACQUISITION CORP

Signature:	/s/ Brian Coad

Name:	Brian Coad

Title:	Chief Operating Officer and Chief Financial Officer

IN WITNESS WHEREOF, each party has duly executed and delivered this Agreement as a deed, all as of the date first written above.

VISTA HOLDINGS LIMITED

Signature:	/s/ Darshan Hiranandani

Name:	Darshan Hiranandani

Title:	Director

SUNIL GUPTA

Signature:	/s/ Sunil Gupta